UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2016 (the “Second Amendment Effective Date”), CF Industries Holdings, Inc. (the “Company”) and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”) entered into the Second Amendment to the Note Purchase Agreement (the “NPA Amendment”) with the noteholders party thereto. The NPA Amendment amends the Note Purchase Agreement, dated as of September 24, 2015 (the “Initial Note Purchase Agreement”), as amended by the First Amendment thereto (the Initial Note Purchase Agreement, as so amended, the “Note Purchase Agreement,” and the Note Purchase Agreement, as amended by the NPA Amendment, the “Amended Note Purchase Agreement”), among the Company, CF Industries and the purchasers party thereto, governing CF Industries’ outstanding senior notes due 2022, 2025 and 2027 (the “Notes”).

The NPA Amendment provides for, among other things, an increase in the maximum permitted Total Leverage Ratio (as defined in the Amended Note Purchase Agreement) from 3.75:1.00 to 5.25:1.00 for the quarters ending September 30, 2016, December 31, 2016 and March 31, 2017; from 3.75:1.00 to 5.00:1.00 for the quarter ending June 30, 2017; from 3.75:1.00 to 4.75:1.00 for the quarter ending September 30, 2017; and from 3.75:1.00 to 4.00:1.00 for the quarter ending December 31, 2017.

The NPA Amendment also provides for a fee (the “Elevated Leverage Ratio Fee”) to be paid by CF Industries to the holders of Notes with respect to each fiscal quarter ending on or prior to December 31, 2017 for which the Total Leverage Ratio is greater than 3.75:1.00 as follows: If the Total Leverage Ratio for the applicable fiscal quarter is greater than 3.75:1.00 but less than or equal to 4.50:1.00, the Elevated Leverage Ratio Fee for that quarter will be 0.125% of the aggregate outstanding principal amount of the Notes; and if the Total Leverage Ratio for the applicable fiscal quarter is greater than 4.50:1.00, the Elevated Leverage Ratio Fee will be 0.25% of the aggregate outstanding principal amount of the Notes.

The NPA Amendment amends the Note Purchase Agreement to require CF Industries, beginning December 31, 2016, to obtain and maintain a credit rating with respect to the Notes. If the rating so requested and obtained by CF Industries is not investment grade as of any interest payment date with respect to the Notes prior to the later of April 15, 2018 or the first interest payment date thereafter on which the rating requested and obtained by CF Industries is investment grade, CF Industries will be required to pay holders of the Notes a fee of 0.75% of the principal amount of the Notes.

The NPA Amendment also amends the Note Purchase Agreement to add a most favored lender provision under which the financial covenants in the Amended Note Purchase Agreement would generally incorporate automatically any changes to the analogous financial covenants, as in effect on the Second Amendment Effective Date, in the Company’s senior unsecured revolving credit agreement (or any amendment or replacement of that agreement) made during the period until the first date after March 31, 2018 on which the requisite credit rating with respect to the Notes is investment grade and CF Industries is in compliance with the financial covenants in the Amended Note Purchase Agreement, if those changes as so incorporated would be beneficial to the holders of the Notes.

The Initial Note Purchase Agreement was previously disclosed on, and filed as Exhibit 4.1 to, a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 30, 2015. The First Amendment to the Note Purchase Agreement was previously disclosed on, and filed as Exhibit 4.1 to, a Current Report on Form 8-K filed by the Company with the SEC on December 21, 2015.

The above summary of the NPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the NPA Amendment. A copy of the NPA Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Second Amendment, dated as of September 7, 2016, to the Note Purchase Agreement, dated as of September 24, 2015, among CF Industries Holdings, Inc., CF Industries, Inc. and the noteholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Second Amendment, dated as of September 7, 2016, to the Note Purchase Agreement, dated as of September 24, 2015, among CF Industries Holdings, Inc., CF Industries, Inc. and the noteholders party thereto.